UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CTI Industries Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CTI INDUSTRIES CORPORATION

22160 North Pepper Road

Lake Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON JUNE 6, 2013

To:	Shareholders of CTI Industries Corporation

The annual meeting of the shareholders of CTI Industries Corporation will be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, on Thursday, June 6, 2013, at 10:00 a.m., Central Time, for the following purposes:

1.	To elect 7 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

2.	To ratify the appointment of Plante & Moran, PLLC as auditors of the Corporation for 2013 (Item No. 2 on proxy card);

3.	To approve, by non-binding vote, named executive compensation (Item No. 3 on proxy card);

4.	To recommend, by non-binding vote, the frequency of executive compensation votes (Item No. 4 on proxy card); and

5.	To transact such other business as may properly come before the meeting.

The close of business on April 19, 2013, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 30, 2013	/s/Stephen M. Merrick
Stephen M. Merrick, President

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope, or you may submit your proxy via the Internet or by using the toll-free number provided on your proxy card. Your proxy may be revoked by you at any time before it has been voted.

CTI INDUSTRIES CORPORATION

22160 North Pepper Road

Lake Barrington, Illinois 60010

PROXY STATEMENT

Information Concerning the Solicitation

The Board of Directors of CTI Industries Corporation (the “Company”) is furnishing this Proxy Statement for the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of the Company to be held at 10:00 a.m. Central Time on June 6, 2013, at 22160 N. Pepper Road, Lake Barrington, Illinois 60010. The proxy materials are being mailed on April 30, 2013 to shareholders of record on April 19, 2013. This proxy statement has been posted on the Internet and may be viewed at www.proxyvote.com.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to vote (i) by completing and mailing the proxy card enclosed with the Proxy Materials as soon as possible, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote by telephone by using the toll-free number on the proxy card. If you elect to vote using the proxy card please indicate on the card how you wish to vote, sign and send it in the enclosed envelope. If you do return the proxy card and do not indicate how you wish to vote, your proxy card will be voted as recommended by the Board of Directors.

Quorum and Voting

Only shareholders of record at the close of business on April 19, 2013, are entitled to vote at the Annual Meeting. On that date, there were 3,248,646 shares of Common Stock outstanding. Each share has one vote. A simple majority of the outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. Seven directors will be elected by the Company's Common Stockholders at this meeting. The Common Stock does not possess cumulative voting rights. The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting at which a quorum is present. The ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

A shareholder submitting a proxy prior to the Annual Meeting has the power to revoke it at anytime before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person at the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials, “FOR” the appointment of the Company’s independent registered public accounting firm, “FOR” approval of the compensation of the Company’s named executive officers as described in this proxy statement, and “FOR” the proposal providing for an advisory vote to be held every three years to approve the compensation of the Company’s named executive officers.

A stockholder submitting a proxy prior to the annual meeting may revoke the proxy at any time before the shares subject to it are voted if (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person at the annual meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy will have full discretionary authority to vote.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

AND SIGNIFICANT SHAREHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of April 19, 2013. In addition, the table provides information concerning the current beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company.

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The amounts and percentage of stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 19, 2013. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. The percentage of Common Stock beneficially owned is based on 3,248,646 shares of Common Stock outstanding as of April 19, 2013.

	Amount of		Percent of
Name and Address	Beneficial		Common
of Beneficial Owner (1)	Ownership(2)		Stock
Stephen M. Merrick	757,285	(3)	23.3%
John H. Schwan	743,355	(4)	22.9%
Howard W. Schwan	196,577		6.1%
Timothy Patterson	25,848	(5)	*
Samuel Komar	15,400	(6)
Bret Tayne	14,608	(7)	*
6834 N. Kostner Avenue
Lincolnwood, IL 60712
Stanley M. Brown	10,949	(8)	*
1321 Wellington
Chicago, IL 60657
Jana Schwan	8,200	(9)	*
Rahul Deshmukh	5,200	(10)
John Collins	4,667	(11)	*
262 Pine Street
Deerfield, IL 60015
Phil Roos	1,667	(12)
493 Orchard Hills Drive
Ann Arbor, MI 48108
John Klimek
10 S. Riverside Plaza Suite 700	1,457
Chicago, IL 60606
All Current Directors and Executive Officers as a group (10 persons)	1,589,178		48.9%
*Less than one percent

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(1)	Except as otherwise indicated, the address of each stockholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Lake Barrington, Illinois 60010.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(3)	Includes 722,944 shares held in the name of The Merrick Company LLC of which Mr. Merrick is a principal owner.
(4)	Includes 181,978 shares held in the name of Bradley Schwan, Trustee under Annuity Trust DTD 8/13/2009.
(5)	Includes options to purchase up to 2,000 shares of Commons Stock at $5.97 per share and 3,000 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.
(6)	Includes options to purchase 7,500 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan, 2,000 shares of Common Stock at $5.97 per share and 2,400 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.
(7)	Includes options to purchase 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan, 667 shares of Common Stock at $5.96 per share and 1,000 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.
(8)	Includes options to purchase 667 shares of Common Stock at $5.96 per share and 1,000 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.
(9)	Includes options to purchase 2,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan, 1,000 shares of Common Stock at $5.97 per share and 2,200 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.
(10)	Includes options to purchase 1,000 shares of Common Stock at $5.97 per share and 2,200 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.
(11)	Includes options to purchase 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan, 667 shares of Common Stock at $5.96 per share and 1,000 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.
(12)	Includes options to purchase 667 shares of Common Stock at $5.96 per share and 1,000 shares of Common Stock at $5.17 per share granted under the Company’s 2009 Stock Option Plan.

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PROPOSAL ONE - ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2014. All directors will be elected by holders of the Company’s Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE SEVEN NOMINEES FOR DIRECTOR NAMED IN PROPOSAL ONE.

Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of April 30, 2013. Messrs. Schwan, Merrick, Brown, Collins, Tayne and Roos are presently directors of the Company. Mr. Roos has advised the Company that he does not wish to stand for re-election.

John H. Schwan, age 69, Chairman and Chief Executive Officer. Mr. Schwan has been an officer and director of the Company since January 1996. From January 1990 to March 2006, Mr. Schwan was principal owner and President of Rapak, L.L.C. From 1980 to 1990, Mr. Schwan was an owner and President of Packaging Systems Inc. Mr. Schwan has over 40 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army from 1966 to 1972, 1st Air Cavalry Division in Vietnam from 1968 to 1969. Mr. Schwan has a BA Degree from North Park University Chicago, Illinois.

Stephen M. Merrick, age 71, President, Chief Financial Officer, and Secretary. Mr. Merrick has been an officer of the Company since January 1996 and a director of the Company for more than 35 years. In October 1999, Mr. Merrick became Executive Vice President of the Company and has served as the Chief Financial Officer of the Company since that time. Mr. Merrick is of Counsel to the law firm of Vanasco Genelly & Miller of Chicago, Illinois and has been engaged in the practice of law for more than 40 years. Mr. Merrick is also an officer and Director of Reliv International, Inc. (NASDAQ - RELV), a manufacturer and direct marketer of nutritional supplements and food products. Mr. Merrick received BS Degree from Northwestern University in 1963 and a Juris Doctor Degree from Northwestern University School of Law in 1966. Mr. Merrick brings over 35 year experience with the Company, 45 years of legal experience and an extensive background in corporate finance.

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Stanley M. Brown, age 67, Director. Mr. Brown was appointed as a director of the Company in January 1996. During the period from January 1989 to February 2012, Mr. Brown was director of venture capital and private company investments for Cheshire Partners Ltd., Chicago, Illinois, where he participated in investments, organization and management of several privately held businesses engaged in production, sales and services. Mr. Brown brings to the Board over 40 years of leadership and technical knowledge and experience as well as over 20 years of management experience with production and service enterprises. From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving squadron command and the rank of Captain. He received a BA Degree from Fordham University and participated in post-graduate work in Naval architecture.

Bret Tayne, age 54, Director. Mr. Tayne has been a director of the Company since 1997. He has been Managing Director of Intrepid Tool Industries, LLC, successor to Everede Tool Company, since January 1992. From 1986 to 1992, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company. Mr. Tayne received a BA Degree from Tufts University and an MBA from Northwestern University. Mr. Tayne brings over 20 years of general management, finance, sales, product, and marketing experience to the Company.

John I. Collins, age 53, Director.  Mr. Collins has served as a director of the Company since 2004.  From 2010 to the present, Mr. Collins has served as Senior Vice President, Strategy, Product and Risk Management for Alloya Corporate Federal Credit Union, a wholesale financial institution serving over 1,100 credit unions nationally.  From 2003 to 2010, he was Chief Administrative Officer of Members United Corporate Federal Credit Union and from 2001 to 2003 has was Chief Financial Officer of Mid-States Corporate Federal Credit Union.  From 1991 to 2001, he served as Executive Vice President/Chief Financial Officer of Great Lakes Credit Union with responsibility for accounting, finance, information systems, investment management, lending and credit cards operations.  Mr. Collins received a BA Degree in Economics, English and History from Ripon College and an M.B.A. in Finance and Management from Emory University.  Mr. Collins brings to the Company expertise, training and more than 20 years of experience in accounting, corporate finance and corporate financial management.

Howard Eirinberg, age 53, Nominee. Mr. Eirinberg has been the President of Kronos Food Corp., of Glendale Heights, IL since February 2011. In this position Mr. Eirinberg leads all Kronos sales, operations and marketing initiatives for the company’s wide-ranging operations in specialty foods. Prior to Kronos, Mr. Eirinberg served as President and COO of Vienna Beef, Ltd., overseeing the company’s national food service and retail business. He also held senior sales and marketing positions at Richelieu Foods, Inc. and at The Quaker Oats Co. Mr. Eirinberg will bring significant leadership, innovative marketing strategies and merchandising skills to the CTI Board. He holds a Bachelor of Science degree in Marketing from the University of Illinois in Champaign-Urbana and an MBA from the Kellogg Graduate School of Management at Northwestern University in Evanston, IL.

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John Klimek, age 55, Nominee. Mr. Klimek has been the Managing Legal Director and Chief Compliance Officer for HFR Asset Management, LLC in Chicago since 2004. In this position Mr. Klimek oversees and directs compliance initiatives for this $3 billion hedge fund platform comprised of 100+ managed accounts and numerous fund-of-funds. Prior to HFR Mr. Klimek was a partner with Merrick & Klimek, LLP and Fishman and Merrick, PC, both Chicago-based law firms specializing in corporate and securities law. Mr. Klimek will bring strong financial, business and market acumen as well as compliance expertise and negotiating skills to the CTI Board. He holds a Juris Doctor and a Bachelor of Science in Accountancy from the University of Illinois, Champaign-Urbana.

Executive Officers Other Than Nominees

Samuel Komar, age 56, Vice President of Sales & Marketing. Mr. Komar has been employed by the Company since March of 1998, and was named Vice-President of Sales & Marketing in March of 2008. Mr. Komar has worked in sales and sales management for more than 25 years. Mr. Komar received a Bachelor of Science Degree in Business Administration and Marketing from Indiana University.

Timothy Patterson, age 52, Senior Vice President of Finance and Administration. Mr. Patterson has been employed by the Company since September, 2003. Mr. Patterson received a Bachelor of Science degree in finance from Northern Illinois University and an MBA from the University of Illinois at Chicago.

Rahul P. Deshmukh, age 36, Vice President of Manufacturing. Mr. Deshmukh has been employed by CTI since 2007. He has a strong experience in managing multi-plant operations and holds many professional accreditations including Six Sigma Black Belt, PMP - Program Manager, and ASQ Quality Auditor; these demonstrate his expertise in disciplines such as Quality, Continuous Improvement, Six Sigma and New product development. As a part of the leadership team, Mr. Deshmukh is responsible to assure development and compliance of cost effective manufacturing practices and strategies. Mr. Deshmukh holds a Master’s Degree in Manufacturing Management and a Bachelor of Science degree in Mechanical Engineering.

Jana Schwan, age 36, Vice President of Global Procurement.  Ms. Schwan has been employed by the Company in various operational, purchasing, and product development capacities since September 2002, and was named Vice President of Global Procurement in June 2012.

Jana Schwan is the daughter of John Schwan.

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CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Illinois Business Corporation Act and the Articles of Incorporation and By-laws of the Company, as amended. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman of the Board of Directors and the Chief Financial Officer, and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

During 2012, the Board of Directors had seven members. The Board met four times during 2012. During 2012, no director attended less than 75% of the combined Board of Directors and Committee meetings. The Board has determined that each of Stanley M. Brown, Bret Tayne, John I. Collins and Phil Roos, presently directors of the Company, and that Howard Eirinberg and John M. Klimek, if elected, will be independent based upon the application of the rules and standards of the NASDAQ Stock Market.

Board Leadership Structure

John H. Schwan, Chief Executive Officer of the Company has been appointed Chairman of the Board of Directors. In his role as Chairman, he presides over the meetings of the Board of Directors and communicates the decisions and directives of the Board to management, and also engages in implementation of Board decisions and operations. Stephen M. Merrick, President and Chief Financial Officer of the Company, is also a member of the Board of Directors and provides leadership in the operations, finance, financial reporting, compliance and legal affairs of the Company, and in reporting financial and operational matters to the Board of Directors. The Board of Directors believes that this combination and allocation of roles among the two principal executive officers of the Company, each of whom are also members of the Board of Directors, provides the most efficient and effective leadership model for the Company, providing perspective and direction with regard to business strategies and plans to both the Board and management. The Company has no bylaw or policy in place that mandates that an officer serve as Chairman of the Board. The Board of Directors periodically evaluates its leadership structure.

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John I. Collins has been designated as the lead independent director. Mr. Collins is responsible for (i) communicating regularly with the Chief Executive Officer and the President, and other officers of the Company for the Board of Directors, and particularly the independent members of the Board of Directors, and (ii) for calling separate meetings of the independent directors of the Company. During 2012, there were four separate meetings of the independent directors. At such meetings, only independent directors are present and the independent directors are free to discuss any aspect of the Company’s business and risk management without the influence of interested directors or management.

All members of the Company’s Audit, Compensation and Nominating and Governance Committees have been determined to be independent based on application of the rules and standards of the NASDAQ Stock Market.

Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s Chief Financial Officer. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through management and committee reports to the full Board about these and other operational risks.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne (Chairman), Mr. Roos, and Mr. Collins. Each of the members of the Audit Committee is independent based on the application of the rules and standards of The Nasdaq Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Collins has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and meets the requirements for an audit committee expert as set forth in that item. The Audit Committee held four meetings during fiscal year 2012, including quarterly meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

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Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the Company’s independent registered public accounting firm, Plante & Moran, PLLC (“Plante & Moran”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including but not limited to those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380, as amended). In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Plante & Moran, as the Company’s independent registered public accounting firm.

Bret Tayne, Audit Committee Chair

John I. Collins, Member

Philip Roos, Member

Compensation Committee

The Compensation Committee is composed of Stanley M. Brown (Chairman), John I. Collins and Phil Roos. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the Nasdaq Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The Compensation Committee met four times in 2012.

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee. The Nominating and Governance Committee consists of three directors, Phil Roos (Chairman), Stanley Brown and Bret Tayne. The Nominating and Governance Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards for the Nasdaq Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies that are anticipated on the Board of Directors, the Nominating and Governance Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management, the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation.

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While diversity is not a leading factor in the Nominating Committee’s evaluation of potential candidates and there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates. In light of the forgoing, it is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties.

The Nominating Committee met two times in 2012 and 2013. All of the independent directors of the Board of Directors participated in the nominating process and, in separate session, voted in favor of recommending to the Board of Directors the nomination of each of the nominees for election as directors.

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COMPENSATION OF DIRECTORS AND OFFICERS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this Proxy Statement.

Summary Compensation Table

The following table sets forth summary compensation information with respect to the Principal Executive Officer and each of the three other most highly compensated executive officers. These individuals, including the Principal Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

				Non-Equity
			Option	Incentive Plan	All other
Name/Title	Year	Salary	Awards	Compensation	compensation	Total
			(1)	(2)	(3,4,5)
John H. Schwan	2012	$175,885	$8,779	$6,457	$21,734	$212,855
Chief Executive Officer, Chairman	2011	$153,623	$9,385	$30,871	$21,561	$215,440

Stephen M. Merrick	2012	$175,885	$8,779	$6,457	$4,300	$195,421
President, Chief Financial Officer	2011	$154,723	$9,385	$30,871	$3,500	$198,479

Howard W. Schwan	2012	$211,192	$8,891	$4,843	$24,711	$249,637
President/Executive Vice President*	2011	$226,773	$12,678	$35,745	$23,290	$298,486

Samuel Komar	2012	$139,000	$8,841	$3,713	$5,848	$157,402
Vice-President Sales & Marketing	2011	$139,000	$9,558	$24,372	$7,557	$180,487

(1)	Reflects the compensation expense recognized in 2012 and 2011 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements.
(2)	Amounts determined under the Company's incentive compensation program.
(3)	Amounts for 2012 include matching 401(k) contributions for John H. Schwan of $7,276, Howard W. Schwan of $8,856, and Samuel Komar of $5,848.
(4)	Amounts for 2012 include country club dues for John H. Schwan of $14,458, Stephen Merrick $4,300 and Howard W. Schwan of $10,855.
(5)	Amounts for 2012 include life insurance premiums paid for Howard W. Schwan of $5,000.

*	During 2012, Howard Schwan was President until September 24, 2012 and then Executive Vice President for the balance of the year. On January 2, 2013, Howard Schwan resigned as Executive Vice President and is now engaged as a consultant for the Company for a term expiring on December 31, 2014.

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Narrative Disclosure for Summary Compensation Table

Employment Agreements with Our Named Executive Officers

In June 1997, the Company entered into an Employment Agreement with Howard W. Schwan as President, which provided for an annual salary of not less than $135,000. The term of the Agreement was through June 30, 2002, and was automatically renewed thereafter for successive one-year terms. The Agreement contains covenants of Mr. Schwan with respect to the use of the Company’s confidential information, establishes the Company’s right to inventions created by Mr. Schwan during the term of his employment, and includes a covenant of Mr. Schwan not to compete with the Company for a period of three years after the date of termination of the Agreement.

On September 24, 2012, Howard W. Schwan entered into a new Employment Agreement with the Company, superseding the prior employment agreement, for a term commencing on September 24, 2012 and expiring on December 31, 2012. Pursuant to the new Employment Agreement, Mr. Schwan was employed as Executive Vice President having the principal duties of maintaining the business relationship of the Company with two principal customers. Mr. Schwan was to devote approximately 40 hours per month to the performance of his duties under the Employment Agreement and was entitled to perform services for other entities subject to restrictions provided in the agreement. Mr. Schwan was entitled to receive a base salary of $16,125 per month during the term of the agreement, to participate in the Company’s health, life insurance and retirement plans. Mr. Schwan was obligated to maintain the confidentiality of confidential information of the Company and to assign to the Company’s inventions he may develop on certain of the Company’s products. Further Mr. Schwan was restricted from providing services in connection with certain competitive products.

On January 2, 2013, Howard W. Schwan resigned as Executive Vice President and as a Director of the Company. Mr. Schwan and the Company have entered into a Consulting Agreement commencing on January 1, 2013 pursuant to which Mr. Schwan’s personal company will be engaged as a consultant to the Company for a term expiring on December 31, 2014 and Mr. Schwan will undertake certain obligations under the agreement to represent the Company with respect to two principal customers.

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Information Relating to Cash Incentives

Effective April 1, 2007, the Board of Directors, on the recommendation of the Compensation Committee, adopted an Incentive Compensation Plan providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and several other executive officers and managers may receive incentive compensation payments, determined on a quarterly and annual basis, based upon the income of the Company before provision for income tax or for incentive compensation if the net income exceeds a threshold amount of profit for any quarter of $100,000 and, for the year, of $250,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers who participate in the pool of incentive compensation based upon a percentage allocation recommended by the Compensation Committee and determined by the Board of Directors each year. Pool II covers other executives and managers who are selected to participate in proportions determined by management. Under the Plan, the award to each participants in Pool I represents a percent of income and the Pool II award, in the aggregate, represents a percent of income. The Compensation Committee recommends the amount of the incentive compensation awards which, in the aggregate, may not exceed sixteen percent of the net income of the Company (before provision for income tax or incentive compensation under the Plan). Further, the amount of incentive compensation to any participant may not exceed the annual base compensation of the participant. The Compensation Committee believes such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the stockholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

In determining the executives who participate in the incentive compensation awards in Pool I each year, and the relative amount of the award to each participant, the Compensation Committee considers and takes into account (i) the position of the executive, (ii) the level of responsibility and authority of the executive, (iii) the performance of the executive, and (iv) the extent to which the executive is in a position to affect the financial results and profitability of the Company.

Long-Term Equity Incentives

From time to time, upon the recommendation and action of the Compensation Committee and Board of Directors, stock options or grants under the 2009 Incentive Stock Plan, may be awarded to officers, directors, or management personnel of the Company. At the Company’s Annual Meeting of Stockholders held in May 2009, the Company’s 2009 Incentive Stock Plan was approved by the stockholders.

Stock and option grants are determined from time to time by the Compensation Committee in consultation with management. The actual grant for each executive is determined taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive or director. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of the grant.

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During 2011, the Company issued 8,000 stock options from the 2009 Plan to independent directors.

In November 2012, the Company issued options to purchase an aggregate of 109,000 shares of common stock under the 2009 Stock Incentive Plan, of which options for 6,000 shares were issued the Named Executive Officer, Samuel Komar.

The options issued in 2012 have a term of five years. The vesting schedule for options issued in 2012 to the Named Executive Officer and others were (i) 20% vesting after 6 months (ii) 40% vesting after 18 months, (iii) 60% vesting after 30 months, (iv) 80% vesting after 42 months, and (v) 100% vesting after 54 months,

The policy of the Compensation Committee with respect to the timing of stock option awards is as follows: (i) all awards shall be dated and issued as of the date they are approved by the Compensation Committee and (ii) generally, the Compensation Committee will expect to make awards annually during May of each year after the release of financial information for the first quarter.

Retirement Benefits

The Company maintains a 401(k) employee savings plan in which all salaried employees are eligible to participate. The plan is a tax qualified retirement plans.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the Plan and the Company will contribute a matching amount to the Plan each year. The federal statutory limit for eligible compensation in 2012 was $245,000. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the Plan. Under the terms of the Plan, the Company makes a matching contribution equal to 100% of employee contributions that do not exceed 3% of eligible compensation plus 50% of employee contributions between 3% and 5% of eligible compensation. The Company’s contributions to the 401(k) plan totaled approximately $126,000 in 2012, which is allocated to participants subject to the vesting requirements of the Plan.

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Outstanding Equity Awards

The following chart sets forth all outstanding equity awards to Named Executive Officers of the Company as of December 31, 2012. All awards are in the form of options to purchase Common Stock of the Company.

OUTSTANDING EQUITY AWARDS

	Option Awards
	Number of Securities Underlying		Option	Option
	Unexercised Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
John H. Schwan	-	10,000	$6.57	12/30/2015	(2)

Stephen M. Merrick	-	10,000	$6.57	12/30/2015	(2)

Howard W. Schwan	-	10,000	$5.97	12/30/2015	(2)

Samuel Komar	7,500	-	$2.88	12/30/2015	(1)
	2,000	4,000	$5.97	12/30/2015	(3)
	-	12,000	$5.17	11/30/2017	(4)

(1)	These stock options granted were fully vested on the date of grant.
(2)	Each of the stock options granted vests in one-half increments on each of December 30, 2014 and September 30, 2015.
(3)	Each of the stock options granted vests in one-third increments on each of December 30, 2012, December 30, 2013, and December 30, 2014.
(4)	The stock option granted vests in one-fifth increments on each of May 30, 2013, May 30, 2014, May 30, 2015, May 30, 2016, and May 30, 2017.

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EQUITY COMPENSATION PLAN INFORMAION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans by security holders	358,548	$3.18	59,000	(1)

Equity compensation plans not approved by security holders	-	-	-

Total	358,548	$3.18	59,000

(1)	Includes 59,000 shares of common stock available for issuance under the Company’s 2009 Incentive Stock Plan.

Payments Upon Termination or Change of Control

The Company has no agreements with Named Executives or other executives of the Company under which payments are to be made in the event of change of control of the Company or upon termination.

Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2012:

DIRECTOR COMPENSATION

	Director's	Option	All other
Name	Fees	Awards (1)	compensation		Total
Stanley Brown	$15,000	$2,955	$48,000	(2)	$65,955

Bret Tayne	$15,000	$2,955	$-		$17,955

Phil Roos	$15,000	$2,955	$-		$17,955

John I. Collins	$15,000	$2,955	$-		$17,955

(1)	Reflects the compensation expense recognized in 2012 for stock option awards under ASC Topic 718 as reported in the Company's audited financial statements. At December 31, 2012, the aggregate number of unexercised options held by each director was as follows:

(2)	Reflects consulting fees paid for services in connection with investor relations activities.

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Narrative Description of Director Compensation

Non-management members of the Board of Directors receive a monthly fee of $1,250 plus $500 for each meeting of the Board of Directors or any Committee of the Board attended. The Chairman of the Audit Committee receives $750 for each meeting of the Audit Committee in lieu of the $500 meeting fee.

During 2011, the Company issued stock option awards to each of the four independent Directors of the Company to purchase up to 2,000 shares of common stock each at the exercise price of $5.96 per share.

In November 2012, the Company issued stock option awards to each of the four independent Directors of the Company to purchase up to 5,000 shares of common stock each at the exercise price of $5.17 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, the Company believes that during calendar year 2012, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were compliant.

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Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.” The Company will provide to any person without charge upon request a copy of the Code of Ethics. You may make such request by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and providing a return address.

Certain Relationships and Related Transactions

Stephen M. Merrick, President and Chief Financial Officer of the Company, is of counsel to a law firm from which we received legal services during the year. Mr. Merrick is both a director and a shareholder of the Company. Legal fees paid to this firm were $143,000 and $127,000 for the years ended December 31, 2012 and 2011, respectively.

John H. Schwan, Chief Executive Officer of the Company, is a principal of Shamrock Packaging. The Company made payments for of packaging materials, rent and temporary employees from Shamrock of approximately $2,985,000 and $2,019,000 during the years ended December 31, 2012 and 2011, respectively. At December 31, 2012 and 2011, outstanding accounts payable balances were $679,000 and $790,000, respectively.

During the period from January 2003 to the present, John H. Schwan, Chief Executive Officer of the Company, and Stephen M. Merrick, President and Chief Financial Officer, have made loans to the Company and to Flexo which have outstanding balances, for the Company of $1,124,000 and $1,425,000 and for Flexo of $0 and $104,000 as of December 31, 2012 and 2011, respectively.

During 2012 and 2011, interest expense to these individuals on these outstanding loans was $84,000 and $112,000, respectively.

John H. Schwan and Stephen M. Merrick are shareholders of Venture International, Inc., an Illinois Corporation (“VII”). VII owns a majority interest in CTI Europe GmbH (“CTI Europe”). During 2012, the Company’s sales to CTI Europe were $361,000.

The Company believes that each of the transactions set forth above were entered into, and any future related party transactions will be entered into, on terms as fair as those obtainable from independent third parties.

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PROPOSAL TWO - SELECTION OF AUDITORS

PLANTE & MORAN, PLLC

The Audit Committee and Board of Directors has selected and approved Plante & Moran, PLLC as the independent registered public accounting firm to audit our financial statements for 2012, subject to ratification by the stockholders at the annual meeting. It is expected that a representative of the Firm of Plante & Moran will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Effective July 1, 2012, Blackman Kallick, L.L.P. (“Blackman Kallick”), the independent registered public accounting firm of the Company, consummated a merger with Plante & Moran, with Plante & Moran being the surviving legal entity. As of that date, Plante & Moran succeeded Blackman Kallick as the Company’s independent registered public accounting firm as a matter of law, and the Company formally engaged Plante & Moran as its new independent registered public accounting firm. The foregoing changes were unanimously approved and ratified by the Audit Committee of the Company’s Board of Directors

During the Company’s fiscal year ended December 31, 2011 there were no disagreements with Blackman Kallick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Blackman Kallick would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

During the Company’s fiscal year ended December 31, 2011 Blackman Kallick has not informed the Company of any reportable events

During the Company’s fiscal year ended December 31, 2012 there were no disagreements with Plante & Moran, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante & Moran would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such periods.

During the Company’s fiscal year ended December 31, 2012 Plante & Moran has not informed the Company of any reportable events

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Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by and Blackman Kallick and Plante & Moran for the years ended December 31, 2012 and 2011:

	Dec. 31, 2012	Dec. 31, 2011
Audit Fees (1)	$241,255	$238,465
Other Audit Related Fees (2)	5,178	5,156
All Other Fees (3)	26,231	12,523
Total Fees	$272,664	$256,144

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Includes fees and expenses for other audit related activity provided by Blackman Kallick and Plante & Moran.

(3)	Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

All audits, tax and other services to be performed by Plante & Moran for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of services and an estimate of the anticipated costs to perform those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence. The Audit Committee of the Board of Directors considered the effect of Plante & Moran’s tax services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by Plante & Moran was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION

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PROPOSAL THREE – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are requesting our stockholders to provide advisory approval of the compensation of our Named Executive Officers as disclosed in the Executive Compensation section of this Proxy Statement, including the compensation tables and narrative discussion set forth on pages 13 to 16 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC Rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers (commonly referred to as “say-on-pay”). The advisory resolution which will be presented and voted upon at the Annual Meeting is as follows:

RESOLVED, that the stockholders of CTI Industries Corporation hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Executive Compensation section of this Proxy Statement, including the compensation tables and narrative discussion set forth on pages 13 to 16 of the Proxy Statement.

Effects of the Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions.

Vote Required

The resolution approving, on an advisory basis, the compensation of our Named Executive Officers will be approved if a majority of the votes cast affirmatively or negatively at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

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Discussion

Our Compensation Committee and our Board of Directors who are responsible for designing and administering our executive compensation program, have designed our executive compensation program to provide a competitive and internally equitable compensation program and benefits package that reflects company performance, job complexity and the value provided, while also promoting long-term retention, motivation and alignment with the long-term interests of the Company’s stockholders.

We encourage you to carefully review the Executive Compensation section of this Proxy Statement including the compensation tables and narrative discussion set forth on pages 13 to 16 of this Proxy Statement. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers. Accordingly, we are asking you to vote, on an advisory basis “FOR” the foregoing resolution at the Annual Meeting.

PROPOSAL FOUR – ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

At the Annual Meeting, stockholders will be given the opportunity to vote on whether they prefer to have future “say-on-pay” votes occur (i) every year, (ii) every two years or (iii) every three years.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF HOLDING FUTURE “SAY-ON-PAY” ADVISORY VOTES EVERY THREE YEARS

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, stockholders are being given the opportunity to vote at the Annual Meeting on an advisory resolution regarding the compensation of our Named Executive Officers. See Proposal Two above in this Proxy Statement. The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, stockholders be given the opportunity to vote on an advisory resolution regarding the frequency of future “say-on-pay” votes.

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Stockholders may vote to recommend that future “say-on pay” votes be held every year, every two years or every three years. The Board of Directors presently believes that future “say-on-pay” votes should occur every three years. The Board of Directors believes that holding a “say-on-pay” vote every three years is most consistent with the Company’s approach to executive compensation in which the Company seeks to enhance the long-term growth of the Company and to attract, retain and motivate our executive officers over the long term. The Board of Directors believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with the Company’s business and results of operation. It will also minimize the administrative, compliance and other corporate expenses associated with holding “say-on-pay” votes more frequently (e.g., every year or every two years).

Effects of Advisory Vote

Because the vote on this matter is advisory in nature, it will not be binding on the Board of Directors. However, the Board of Directors will consider the outcome of the vote, along with other factors, when making its decision about the frequency of future “say-on-pay” votes.

Vote Required

This proposal is being submitted to enable stockholders to express a preference as to whether future “say-on-pay” votes should be held every year, every two years or every three years. The selection that receives a plurality of affirmative votes will be considered the preference of the stockholders. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal and any such “broker non-votes” will not be deemed a vote cast.

Stockholder Proposals for 2014 Proxy Statement

Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2014 Annual Meeting of Stockholders, which is tentatively scheduled to be held on June 6, 2014, should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Lake Barrington, Illinois 60010, and must be received at such address no later than December 31, 2013. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail return receipt requested.

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Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 or by telephoning (847) 382-1000.

Stockholder Communications

The Nominating and Governance Committee of our Board has established the following process for stockholders to communicate with the Board. Stockholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o CTI Industries Corporation, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all stockholder correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

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Dated: April 30, 2013
BY ORDER OF THE
BOARD OF DIRECTORS
/s/ Stephen M. Merrick
Stephen M. Merrick, President

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